EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-01569, 333-13943, 333-20005, 333-24615, 333-64203, 333-65211, 333-67511, 333-87905, 333-105733, 333-111480, 333-122193, and 333-133041) and Form S-8 (File Nos. 333-02329, 333-13481, 333-65193, 333-65221, 333-65223, 333-85549, 333-85574, and 333-105734) of New Plan Excel Realty Trust, Inc. of our report dated March 2, 2006, except with respect to our opinion on the consolidated financial statements and financial statement schedule in so far as they relate to the effects of the discontinued operations as discussed in Notes 5, 14, 20 and 22, as to which the date is September 11, 2006,  relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 11, 2006